Exhibit 23.1


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
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      As independent public accountants, we hereby consent to the incorporation by reference of our report dated July 28, 1999 relating to the consolidated balance sheets of F&M Bancorp and its subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998. This report is included in the Registration Statement on Form S-8 regarding the Patapsco Valley Bancshares, Inc. Incentive Stock Option Plan, the Patapsco Valley Bancshares, Inc. Directors' Stock Option Plan and the Patapsco Valley Bancshares, Inc. Employee Stock Option Plan.


                                          /s/ ARTHUR ANDERSEN LLP
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                                          ARTHUR ANDERSEN LLP
Washington, D.C.
December 29, 1999